As filed with the Securities and Exchange Commission on November 14, 2014 File No. 000-1338624

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SuperDirectories, Inc.

(Exact name of registrant as specified in its charter)

          WYOMING

14-1817301

(State of Incorporation or Organization)

  (I.R.S. Employer Identification Number)

Consulting Agreements with Tod A. Tommaso, Esq. and XBRL Associates, Inc.

(Full title of the plan)

Wyoming Corporate Services, Inc., 1712 Pioneer Ave., Suite 6262Cheyenne, WY 82001 USA

(Name and Address of Agent for Service)

(307) 632-3333

(Telephone number including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount of	Maximum	Maximum	Amount
Title of Securities	Shares to be	Offering	Aggregate	Of Reg.
Securities to be Registered	registered (1)	Price Per Share	Offering Price	Fee(1)(2)
Common Stock - $0.001 par value	160,000,000	$ 0.001	$ 160,000	$ 18.59

Totals	160,000,000		$ 160,000	$ 18.59

Total No. of pages: 26 Exhibit Index on Page No: 10

(1) Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

(2) Based upon the average bid and asked prices of the Company's Common Stock in over-the-counter trading on December 18, 2014.

PROSPECTUS

SUPERDIRECTORIES, INC.

5337 Route 374, Merrill, NY 12955, Phone: (518) 425-0320

(160,000,000 SHARES OF COMMON STOCK)

This Prospectus relates to the offer and sale by SUPERDIRECTORIES, INC., a Wyoming Corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to a certain consultant of the Company (the "Consultant) pursuant to agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultant, 160,000,000 shares of the Common Stock in consideration for legal services and accounting and financing services rendered under the agreements.

The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

The Common Stock is listed on the OTC Markets Pink Sheets.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is December 19, 2014.

This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: SUPERDIRECTORIES, INC., 5337 Route 374, Merrill, NY 12955, telephone (518) 425-0320.

The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies may be obtained at the prescribed rates. In addition the Common Stock is quoted on the Pink Sheets of the automated quotation system maintained by OTC Markets (OTCPK). Thus copies of these reports, proxy statements, information statements and other information may also be examined or downloaded from their website at www.otcmarkets.com.

No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

 TABLE OF CONTENTS

PART I	INFORMATION REQUIRED IN THE SECTION 10(A)
	PROSPECTUS	6
ITEM 1.	PLAN INFORMATION	6
	GENERAL INFORMATION	6
	The Company	6
	Purpose	6
	Common Stock	6
	The Consultants	6
	No Restrictions on Transfer	6
	Restrictions on Resale’s	7
	DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION	7
ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION	7
	Legal Opinion and Experts	8
	Indemnification of Officers and Directors	8

PART II	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	8
ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE	8
ITEM 4.	DESCRIPTION OF SECURITIES	9
ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL	9
ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS	9
ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED	9
ITEM 8.	EXHIBITS	10
ITEM 9.	UNDERTAKINGS	10
	EXHIBIT INDEX	13

PART 1

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

GENERAL NFORMATION

The Company

The Company has its principal offices at 5337 Route 374, Merrill, NY 12955, telephone (518) 425-0320.

Purposes

The Common Stock will be issued by the Company pursuant to agreements entered into between the Consultants and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the continued personal involvement of the Consultants in the Company's legal and accounting work, thereby advancing the interests of the Company, and all of its shareholders. A copy of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

The Board has authorized the issuance of up to 160,000,000 shares of the Common stock to the Consultant upon effectiveness of this Registration Statement.

The Consultants

The Consultants have agreed to provide their expertise and advice to the Company on a non-exclusive basis for the purpose of assisting the Company in its ongoing legal and accounting work specifically including compliance requirements.

No Restrictions on Transfer

The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Restrictions of Resale’s

In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

The Company hereby incorporates by reference (i) its annual report on Form 10-K for the year ended September 30, 2013, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q filed under the Securities or Exchange Act subsequent to any filed form 10-K, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: SUPERDIRECTORIES, INC., 5337 Route 374, Merrill, NY 12955, telephone (518) 425-0320.

Legal Opinions and Experts

Tod A. DiTommaso has rendered an opinion on the validity of the securities being registered. Mr. DiTommaso is not an "affiliate" of the Company and does not have any interest in the registrant except the 160,000,000 shares to be issued pursuant to this Registration Statement.

The financial statements of SUPERDIRECTORIES, INC., incorporated by reference in the Company's Annual Report (Form 10-K) for the period ended September 30, 2013, have been prepared and filed by the Company.

Indemnification of Officers and Directors

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

(c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4. Description of Securities

No description of the class of securities (i.e., the $0.001 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

Mr. DiTommaso whose firm is rendering the legal opinion for this registration, will benefit from the registration of shares under the terms of the consulting agreement.

XBRL Associates, Inc. who has assisted in the preparation of SEC filings, including this registration, will benefit from the registration of shares under the terms of their consulting agreement.

Item 6. Indemnification of Directors and Officers

The company's by-laws, in accordance with Wyoming Corporate Law, provide that to the extent he/she is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company) or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the Company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Wyoming Corporate Law provides that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

(a)

The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.	Title

5.0	Opinion of Mr. DiTommaso, Attorney regarding the legality of the securities registered.
10.1	Consulting Agreement of XBRL Associates, Inc.
10.2	Consulting Agreement with Mr. DiTommaso.
23.1

Consent of Mr. DiTommaso, Attorney, as special counsel to registrant, to the use of its opinion with respect to the legality of the securities being registered hereby and to the references to it in the Prospectus filed as a part hereof.

Item 9.

Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a)of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Merrill, New York on this 19th day of December, 2014.

SUPERDIRECTORIES, INC.

(Registrant)

/s/ Luke LaLonde

By: Luke LaLonde

President

Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K and are specifically incorporated herein by this reference:

Exhibit No.	Description	Page
5.0	Legal Opinion for S-8 Registration Statement	14
10.1	Consulting Agreement of XBRL Associates, Inc.	16
10.2	Consulting Agreement of Tod A. Tommaso	21
23.1	Consent of Counsel	26

Exhibit 5

Luke LaLonde

SUPERDIRECTORIES, INC.

5337 Route 374

Merrill, NY 12955

Re: Legal Opinion for S-8 Registration Statement

Dear Mr. LaLonde:

At your request, I have examined the form of Registration Statement which SUPERDIRECTORIES, INC. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 160,000,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreement with the Consultant to the Company (the "Consulting Agreement").

In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

1.  Certificate of Incorporation of the Company, as amended to date;

2.  Bylaws of the Company, as amended to date;

3.  Resolutions adopted by the Board of Directors of the Company authorizing entry into the consulting agreements;

4.  The Registration Statement;

5.  The agreements with the entity for the shares being registered in the Registration Statement.

I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Consulting Agreements in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the OTC Markets) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

Tod A. DiTommaso

Attorney

/s/ Tod A. DiTommaso

Tod A. DiTommaso

Exhibit 10.1

Professional Services Agreement

This AGREEMENT is made this 31st day of October, 2014, by and between XBRL Associates, Inc. (the “Consultant” or “XBRLA”) whose address is PO Box 19652, Johnston, RI  02919 and SuperDirectories, Inc. (the “Client” or “SDIR”) whose address is 5337 Route 374, Merrill, NY  12955.

Whereas, Consultant is in the business of providing management consulting services to businesses and individuals in the areas of financial reporting; preparation of SEC filings; structuring of public offerings, capital raising, financings of company’s; and general management and due diligence connected with mergers, acquisitions, and operational management; and

Whereas, Client desires to retain Consultant for the purpose of assisting in Clients SEC compliance, including preparation of audit work papers, revision of prior filings, interface with auditors drafting of all revisions to two (2) years of quarterly and annual Form 10 filings, Edgarizing and filing of amended Interactive Data Filings (XBRL) for all Form 10 filings, preparation of an S-8 filing to cover consultants with regard to the Company’s filings and financing opportunities, and assisting in analysis of current accounting and reporting system to facilitate ongoing public reporting;

Now therefore, Consultant agrees to provide Client with the services described above and in the remainder of this Agreement upon the terms and conditions herein:

1.

Compensation and Payment

In consideration of the services provided Consultant will receive the following compensation:

1.1

Eighty Million (80,000,000) shares of Common Stock of the Company.  Such shares will be considered earned upon execution of this Agreement, and will be registered as Free Trading shares through the filing of an S-8 Registration Statement.

All cost of collections will be added to the amount due to XBRLA.

1.

Contract Term, Termination, and Miscellaneous

The term of this contract shall be from the effective date of 10/31/2014 through 10/31/2015.

Termination for Material Breach.  If there is a material breach of this Agreement by either XBRLA or SDIR (such entity, the “breaching entity,” and the other, the “non-breaching entity”), then the non-breaching entity may terminate this Agreement, effective thirty (30) days after written notice thereof to the breaching entity (with reasonable specificity as to the nature of the breach and including a statement as to such entity’s intent to terminate), unless the breaching entity shall correct such breach within such 30-day period.

Termination for Bankruptcy.  Notwithstanding the foregoing, this Agreement shall automatically terminate upon the commencement by, or against, SDIR or XBRLA of a case or proceeding under applicable federal or state bankruptcy, insolvency, reorganization or other similar law.

Renewal. This Agreement may be extended upon mutual agreement in writing by both parties and there shall be no automatic renewal.

Indemnification

SDIR shall indemnify, defend and hold harmless XBRLA from and against any and all claims made or threatened by any third party and all related losses, expenses, damages, costs and liabilities, including reasonable attorneys' fees and expenses incurred in investigation or defense (“Damages”), to the extent such Damages arise out of or relate to a breach of this Agreement by SDIR.

XBRLA shall indemnify, defend and hold harmless SDIR from and against any and all claims made or threatened by any third party and all related Damages to the extent such Damages arise out of or relate to a breach of this Agreement by XBRLA.

CONFIDENTIALITY.

Confidentiality Obligations. Each Party agrees that, during and following the term of this Agreement, it shall (a) hold in strict confidence the other Party’s Confidential Information and will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, including having enforceable confidentiality agreements with any employee or agent that has access to Confidential Information (or the Services), and (b) not use the other Party’s Confidential Information except in performance of this Agreement. These obligations shall not apply with respect to any portion of the Confidential Information that: (a) was in the public domain at the time it was disclosed to or observed by the receiving Party; (b) entered the public domain through no fault of the receiving Party; (c) is rightfully received by the receiving Party from a third party without a duty of confidentiality; (d) is independently developed by the receiving Party without reference to or incorporation of the other Party’s Confidential Information; or (e) is disclosed under operation of law, except that the receiving Party will disclose only such information as is legally required and will use reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed and will provide the disclosing Party notice of such possible disclosure prior to disclosure in order to allow an opportunity for the disclosing Party to contest such disclosure. If a Party is aware of a breach of confidentiality, they shall provide prompt written notice of such breach to the other Party.

Return of Confidential Information.  Each Party agrees to return to the other Party or, at the request and instruction of the disclosing Party, destroy, and certify that it has destroyed, all material embodying Confidential Information (in any form or medium and including, without limitation, all summaries, copies and excerpts of Confidential Information) at any such time as the disclosing Party may so request.

“Confidential Information” means information relating to or disclosed in the course of, or in connection with, this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to a Party, including, but not limited to, the terms of this Agreement (except when necessary to enforce this Agreement), information concerning such Party’s business services, products and plans, data, financial information, technical information, non-public Intellectual Property, vendor and customer lists, pricing, marketing and any other unpublished information.

Notices.  Any notice, request or other communication under this Agreement will be given in English in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile or electronic mail; (ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. Each party’s contact information for receipt of notices is provided on the signature page of this Agreement.

Assignment.  Neither party may assign this Agreement or any right or benefit under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld; provided either party may assign this Agreement in connection with the sale of substantially all of the assets or equity of such party, merger or other change of control transaction without the other party’s consent, so long as the successor remains bound by this Agreement. This Agreement will be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

No Third Party Beneficiaries.  The parties acknowledge that the covenants set forth in this Agreement are intended solely for the benefit of the parties, their successors and permitted assigns and nothing in this Agreement, whether express or implied, shall confer upon any third party any right to enforce any provision of this Agreement.

Severability/Waiver.  If any provision in this Agreement should be held illegal or unenforceable by a court having jurisdiction, such provision shall be modified as necessary to render it enforceable without losing its intent, or severed from this Agreement. A waiver by either party of any term or condition of this Agreement or any breach thereof must be in writing, and any waiver in any one instance shall not waive such term or condition or any subsequent breach thereof.

Governing Law; Jurisdiction & Dispute Resolution. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Rhode Island, without regard to its conflicts of law principles.  In the event any controversy or claim arises in connection with any provision of this Agreement, the parties shall try to settle their differences amicably between themselves by referring the disputed matter to the appropriate executives at the vice president level or higher for discussion and resolution.  If such representatives are unable to resolve such dispute within thirty (30) days of initiating such negotiations, either party may seek the remedies available to such party.  For purposes of all controversies or claims under or associated with this Agreement, each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Providence, State of Rhode Island.

Force Majeure.  Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of circumstances beyond the reasonable control of such party including acts of God, acts of any governmental authority, Internet or electronic communications failures or delays, war or national emergency, riots, civil commotion, fire, explosion, flood, epidemic, lock-outs, strikes and other industrial disputes (in each case, whether or not relating to that party’s workforce), restraints or delays affecting shipping or carriers, inability or delay in obtaining supplies of adequate or suitable materials and currency restrictions.

Publicity.  Neither party will make any public statements regarding the existence of this Agreement or the relationship described herein, without the prior written consent of the other party, except as required by law.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its authorized representatives to be effective as of the date hereof.

Agreed to and Accepted:	Agreed to by:
SuperDirectories, Inc.	XBRL Associates, Inc.
/s/ Luke LaLonde	/s/ Erwin Vahlsing, Jr.
Authorized Signature	Authorized Signature
Luke LaLonde	Erwin Vahlsing, Jr.
President	President
Name & Title	Name & Title

5337 Route 374	PO Box 19652
Merrill, NY 12955	Johnston, RI 02919

Address	Address
October 31, 2014	October 31, 2014
Date	Date

Exhibit 10.1

CONSULTING AGREEMENT

This Agreement is made this 31st day of October, 2014, by and between SuperDirectories, Inc. ("Company"), a corporation organized and existing under the laws of the State of Wyoming, and Tod A. DiTommaso ("Consultant").

WHEREAS, the Company desires that the Consultant provide advice and assistance to the Company in his area of expertise; and

WHEREAS, the Consultant desires to provide such advice and assistance to the Company under the terms and conditions of this Agreement;

NOW, THEREFORE, the Company and the Consultant agree as follows:

1.  Consulting Services

(a) Subject to the terms and conditions of this Agreement, the Company retains Consultant as a consultant and technical advisor to perform the consulting services specifically set out in Exhibit A attached to this Agreement and made a part hereof (hereafter referred to as the "Services"), as said Exhibit may be amended in writing from time to time, and Consultant agrees, subject to the terms and conditions of this Agreement, render such Services during the term of this Agreement.  Such services shall be limited to the area of expertise described in Exhibit A.  Consultant shall render services hereunder at such times and places as shall be mutually agreed by Company and Consultant.

(b) This engagement is part-time, and as such, Consultant will provide the services when and as requested by the Company from time to time at mutually agreeable times and places.  Consultant shall be free to provide services to other companies during the Term of this agreement.

(c) It is expressly understood that Consultant has no fiduciary obligation to Company, but instead a contractual one described by the terms of this Agreement; that Consultant's role is to provide independent advice uninfluenced by commercial concerns; and that service as a Consultant does not require him to be an advocate for Company or its products in any forum, public or private.  Company expressly agrees that under no circumstances will this role be compromised or inaccurately represented.

(d) The Company shall furnish Consultant with all information that is reasonably necessary for Consultant to perform the Services hereunder.  All such information shall be complete and accurate, not misleading, and Consultant shall be entitled to rely upon the accuracy and completeness of such information without independent verification.

2.  Compensation and reimbursement.

(a) As compensation for services rendered by the Consultant under this Agreement, Company shall issue to the Consultant Eighty Million (80,000,000) S8 unrestricted shares of Company's common stock. These shares will be considered fully earned and shall become the property of Consultant upon the signing of this Agreement. The common stock issued shall be newly issued unrestricted common shares.  Unless otherwise required by law, all such compensation shall be payable without deduction for national or local income taxes, social security or any other amounts, which shall remain the responsibility of the Consultant.

(b) The Consultant shall pay for his own expenses unless otherwise agreed or required by Company and pre-approved.

3.  Independent contractor status.

The parties agree that this Agreement creates an independent contractor relationship, not an employment relationship.  The Consultant acknowledges and agrees that the Company will not provide the Consultant with any employee benefits, including without limitation any employee stock purchase plan, social security, unemployment, medical, or pension payments, and that income tax withholding is Consultant's responsibility.  In addition, the parties acknowledge that neither party has, or shall be deemed to have, the authority to bind the other party.

4.  Indemnification

Notwithstanding any other term of this Agreement, Company shall indemnify, defend and hold harmless Consultant, his employees and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys' fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims,  suits, actions, demands or judgments arising out of this Agreement (including, but not limited to, actions in the form of tort, warranty, or strict liability).

5.  Confidential Information

(a)  The parties acknowledge that in connection with Consultant's Services, the Company may disclose to Consultant confidential and proprietary information and trade secrets of the Company, and that Consultant may also create such information within the scope and in the course of performing the Services (hereinafter, subject to the exceptions below, "Company Confidential Information").  Such information may take the form of, for example: data concerning scientific discoveries made by the Company; the Company's know-how; the Company's manufacturing strategies and processes; the Company's marketing plans; the Company's past, present and future business plans; the Company's strategy for or status of regulatory approval; or the Company's forecasts of sales and sales data.  Notwithstanding the above, the Company acknowledges and agrees that none of the information described in this Paragraph (except Confidential Information created by Consultant) will be considered Company Confidential Information for purposes of this Agreement, unless the information is disclosed to Consultant by the Company in writing and is clearly marked as confidential, or, where verbally disclosed to Consultant by the Company, is followed within thirty (30) days of such verbal disclosure by a writing from the Company confirming such disclosure and indicating that such disclosure is confidential.

(b)  Subject to the terms and conditions of this Agreement, Consultant hereby agrees that during the term of this Agreement and for a period of three (3) years thereafter: (i) Consultant shall not publicly divulge, disseminate, publish or otherwise disclose any Company Confidential Information without the Company's prior written consent, which consent shall not be unreasonably withheld; and (ii) Consultant shall not use any such Company Confidential Information for any purposes other than consultation with the Company.  Notwithstanding the above, the Company and Consultant acknowledge and agree that the obligations set out in this Paragraph shall not apply to any portion of Company Confidential Information which:

(i)  was at the time of disclosure to Consultant part of the public domain by publication or otherwise; or

(ii)  became part of the public domain after disclosure to Consultant by publication or otherwise, except by breach of this Agreement; or

(iii)  was already properly and lawfully in Consultant's possession at the time it was received from the Company; or

(iv)  was or is lawfully received by Consultant from a third party who was under no obligation of confidentiality with respect thereto; or

(v)  was or is independently developed by Consultant without reference to Company Confidential Information; or

(vi)  is required to be disclosed by law, regulation or judicial or administrative process.

(c)  Notwithstanding any other term of this Agreement, the Company agrees that it shall not disclose to Consultant any information which is Company Confidential Information: (i) except to the extent necessary for Consultant to fulfill Consultant's obligations to the Company under this Agreement; or (ii) unless Consultant has agreed in writing to accept such disclosure.  All other information and communications between the Company and Consultant shall be deemed to be provided to Consultant by the Company on a non-confidential basis.  The Company also agrees that Consultant may share the terms of this agreement on a confidential basis with its employers, legal and financial advisors, insurers and other third parties who have a legitimate need to know about them.  The Company further agrees that Consultant shall not be liable to the Company or to any third party claiming by or through the Company for any unauthorized disclosure or use of Company Confidential Information which occurs despite Consultant's compliance with Consultant's obligations under this Agreement.

(d)  Upon termination of the Agreement, or any other termination of Consultant's services for the Company, all records, drawings, notebooks and other documents pertaining to any Confidential Information of the Company, whether prepared by Consultant or others, and any material, specimens, equipment, tools or other devices owned by the Company then in Consultant's possession, and all copies of any documents, shall be returned to the Company, except Consultant may keep one copy of all documents for his files (which copy shall be subject to the confidentiality and non-use requirements set out in this Agreement).

6.  Term

(a)  This Agreement shall remain in effect for a term of one (1) year commencing on the date first written above, unless sooner terminated as hereinafter provided, or unless extended by agreement of the parties.

(b)  This Agreement may be terminated by either party, with or without cause, upon thirty (30) days prior written notice to the other; provided that if Consultant terminates this Agreement, Consultant shall, in accordance with the terms and conditions hereof, nevertheless wind up in an orderly fashion assignments for the Company which Consultant began prior to the date of notice of termination hereunder.

7.  Other Terms

(a)  Company shall not use Consultant's name or depiction, or any adaptation thereof, in any promotional, advertising or marketing literature, or in any other way without the prior written consent, provided however that in neutral circumstances that do not imply endorsement or advocacy, or otherwise misrepresent the terms of this Agreement or Consultant's role, Company may accurately state that Consultant is a consultant to Company, and list his or her professional degrees and titles.

(b)  No alteration or modification of this Agreement, including Exhibit A hereto, shall be valid unless made in writing and executed by Consultant and the Company.

(c)  The Consultant and Company mutually represent that to the best of their knowledge neither currently has any agreement with, or any other obligation to, any third party that conflicts with the terms of this Agreement.  The parties agree that they shall not intentionally and knowingly enter into any such agreement.

(d)  The laws of the State of California shall govern this Agreement.

(e) Any action or proceeding arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the State Courts of California located within the County of Los Angeles.  Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and to venue therein, consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement, and waives any defense or right to object to venue in said courts based upon the doctrine of Forum Non Conveniens.  Each party irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

(f) If any party institutes or should the parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any its provisions, or for damages by reason of any alleged breach, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, the prevailing party in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all costs and expenses of prosecuting or defending the action or proceeding, as the case may be, including, without limitation, reasonable attorneys' and other fees.

(g)  Any notice or other communication by one party to the other hereunder shall be in writing and shall be given, and be deemed to have been given, if either hand delivered or mailed, postage prepaid, certified mail (return receipt requested), or transmitted by facsimile, addressed as follows:

If to Consultant:

Tod A. DiTommaso

9461 Charleville Blvd., #243

Beverly Hills, California  90212

If to the Company:

SuperDirectories, Inc.

5337 Route 364

Merrill, NY  12955

(h)  The parties acknowledge that the Services are personal in nature, and that from Consultant's perspective the specific identity of the Company, including its leadership, corporate culture, scientific staff and reputation, is material to Consultant's choice to enter into this Agreement.  Therefore the parties expressly agree that no party may assign this Agreement without the written consent of the other.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below.

/s/ Tod A. DiTommaso___________________

Date:  October 31, 2014

Tod A. DiTommaso

SuperDirectories, Inc.

By:  _/s/ Luke LaLonde__________________

Luke LaLonde

Title: President    Date: October 31, 2014

Exhibit A - Description of Consulting Activities

Nature of Services:

The Consultant will render consultation services to Company in connection with general business matters, including compliance with Securities Exchange rules and regulations.  The Consultant has not been hired for capital raising or promotional activities.  The Consultant is not responsible for and shall not provide any services that constitute the rendering of any legal opinions or the performance of any work that is related to any securities offering by the Company, including the preparation or circulation of any Securities Exchange Act report or proxy statement, which is part of a promotional scheme.

Exhibit 23.1

Tod A. DiTommaso

Attorney

CONSENT OF COUNSEL

We consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.

/s/ Tod A. DiTommaso

Tod A. DiTommaso, Special Counsel to SUPERDIRECTORIES, INC.